Exhibit 99.1

Exactus, Inc. Reports Third Quarter 2019 Results

Second Half 2019 Highlights

●
Acquired Green Goddess Extracts and launched CBD brands
●
Increased expected harvest of top flower to 30,000 pounds
●
Launched e-Commerce marketplace through Exactushemp.com
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Entered cosmetic market through acquisition of luxury cosmetics brand LeVor Collection
●
Acquired remaining 49.9% interest in 2019 crop

DELRAY BEACH, FL / November 14, 2019 / - Exactus Inc. (OTCQB: EXDI) (“Exactus”), a grower of hemp and producer of hemp-derived phytocannabinoid products, today reported financial results for the third quarter ended September 30, 2019.

During the third quarter, Exactus expanded its manufacturing capability and the breadth of its product offerings through its acquisitions of Green Goddess Extracts and LeVor Collection, a luxury cosmetics brand. Subsequent to the close of the third quarter, in October, Exactus launched Exactushemp.com, an E-commerce marketplace through which it can distribute its products directly to consumers. Exactus’ 2019 harvest is exceeding expectations with an expected harvest of 30,000 pounds of top flower, up from its original estimate of 20,000 pounds due to better growing conditions than anticipated. In October, Exactus acquired an additional 49.9% interest in the 2019 harvest, which Exactus expects will provide additional supply that it can monetize beginning in the fourth quarter of 2019.

Emiliano Aloi, President of Exactus stated, “We continue to execute our plan to differentiate our products by providing a traceable supply of quality hemp for all of our CBD products. Our packaged goods have QR coding on every label that allows consumers to view the batch records as well as the internal and third-party laboratory Certificates of Analysis (COA), and product specifications. We believe the Green Goddess and LeVor Collection brands will enable us to expand our product line while leveraging our production of premium hemp.”

Mr. Aloi continued, “Our 2019 harvest is tracking above plan with most recent estimates of 30,000 pounds of top flower. We expect a strong fourth quarter with orders to date totaling over $750,000. This strong momentum is anticipated to continue into 2020 as we build out the product lines under our brands and execute on our current harvest. With the growth of product sales, we anticipate working capital to be a source of cash.”

Third-Quarter 2019 Financial Summary

Financial results are not comparable to the prior year period because Exactus did not begin its hemp based operations until early 2019. Revenue in the third quarter of 2019 was $60 thousand versus $140 thousand in the prior quarter. Loss from operations in the third quarter of 2019 was

-$2.1 million versus -$1.1 million in the second quarter. The decline in revenue was primarily attributable to increased costs associated with marketing initiatives, increased compensation as well as increased non-cash charges for stock-based compensation. Exactus expects revenue to improve in the fourth quarter as product from the fall harvest is monetized. To date, Exactus has secured over $750,000 in customer orders from this harvest. Exactus expects gross margins to also improve as it begins using lower cost inventory from its fall harvest.

Conference Call

Management will hold a conference call on Thursday, November 14, 2019 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its third quarter results and its business outlook. To access this call, dial 1-877-451-6152 (domestic) or 1-201-389-0879 (international). The conference ID is 13696592.

Following the conference call, a replay will be available at 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The replay passcode is 13696592. The conference call will be broadcast and available for replay on the investor relations section of the Exactus’ website at http://public.viavid.com/index.php?id=137014.

To learn more about Exactus, Inc., visit the website at  www.exactushemp.com.

# # #

About Exactus:
Exactus Inc. is dedicated to introducing hemp-derived phytocannabinoid products into mainstream consumer markets. Exactus has made investments in farming and has over 200 acres of CBD-rich hemp in Southwest Oregon. Exactus is introducing a range of consumer brands, such as Green Goddess Extracts, Paradise CBD, Levor Collection and Exactus. Hemp is a legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After 40 years of prohibition, the Agriculture Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

For more information about Exactus: www.exactusinc.com.

Investor Notice:
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements:
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of Exactus, including statements concerning harvest expectations, the impact of Exactus’ acquisition of Green Goddess, LeVor Collection, and interests in the 2019 harvest on its supply and product line expansion, Exactus’ ability to monetize its harvest, Exactus’ ability to expand its product lines and brands, the amount of future orders for Exactus products, and Exactus’ future revenue, gross margins and working capital. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of Exactus and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to Exactus may be found in Exactus’ periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Exactus does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Exactus Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com

Exactus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$5,686	$1,960
Accounts receivable, net	75,626	-
Accounts receivable - related party	52,659	-
Inventory	2,332,890	-
Prepaid expenses and other current assets	166,149	12,330
Prepaid expenses and other current assets - related party - current	622,159	-
Total current assets	3,255,169	14,290

Other Assets:
Deposits	40,000	-
Prepaid expenses and other current assets - related party - long-term	2,648,864	-
Property and equipment, net	549,483	-
Intangible assets, net	2,668,005	-
Operating lease right-of-use assets, net	2,287,682	-
Total other assets	8,194,034	-

TOTAL ASSETS	$11,449,203	$14,290

LIABILITIES AND EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$1,131,883	$923,429
Accounts payable - related party	8,342	-
Accrued expenses	81,693	46,875
Note payable - related parties	6,500	51,400
Subscription payable	282,500	-
Convertible notes, net of discounts	-	491,788
Derivative liability	-	1,742,000
Settlement payable	-	17,000
Interest payable	8,148	66,300
Due to related party	105,500	-
Operating lease liabilities, current portion	427,888	-
Total current liabilities	2,052,454	3,338,792

Long Term Liabilities:
Convertible notes payable	100,000	100,000
Operating lease liabilities, long-term portion	1,902,073	-
Total long term liabilities	2,002,073	100,000

TOTAL LIABILITIES	4,054,527	3,438,792

Commitment and contingencies (see Note 10)

Equity (Deficit):
Exactus, Inc. Stockholders's Equity (Deficit)
Preferred stock: 50,000,000 authorized; $0.0001 par value, 5,266,466 undesignated shares
issued and outstanding	-	-
Preferred stock Series A: 1,000,000 designated; $0.0001 par value,
583,009 shares issued and outstanding	58	-
Preferred stock Series B-1: 32,000,000 designated; $0.0001 par value,
1,800,000,and 2,800,000 shares issued and outstanding, respectively	180	280
Preferred stock Series B-2: 10,000,000 designated; $0.0001 par value,
7,684,000 and 8,684,000 shares issued and outstanding, respectively	768	868
Preferred stock Series C: 1,733,334 designated; $0.0001 par value,
none and 1,733,334 shares issued and outstanding, respectively	-	173
Preferred stock Series D: 200 designated; $0.0001 par value, 29 and 45
shares issued and outstanding, respectively	-	1
Preferred stock Series E: 10,000 designated; $0.0001 par value, 10,000 and none
shares issued and outstanding, respectively	1	-
Common stock: 650,000,000 shares authorized; $0.0001 par value,
40,024,389 and 6,233,524 shares issued and outstanding, respectively	4,002	623
Common stock to be issued (596,249 and none shares to be issued, respectively)	60	-
Additional paid-in capital	23,457,433	7,111,445
Accumulated deficit	(15,706,198)	(10,537,892)
Total Exactus Inc. Stockholders' Equity (Deficit)	7,756,304	(3,424,502)

Non-controlling interest in subsidiary	(361,628)	-

Total Equity (Deficit)	7,394,676	(3,424,502)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$11,449,203	$14,290

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Exactus, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$48,013	$-	$163,157	$-
Net revenues - related party	12,140	-	52,659	-

Total net revenues	60,153	-	215,816	-

Cost of sales - related party	100,418	-	216,205	-

Gross profit	(40,265)	-	(389)	-

Operating Expenses:
General and administration	1,389,820	301,859	2,892,588	1,446,867
Professional and consulting	662,857	49,068	2,873,895	179,658
Research and development	10,000	75,000	36,975	225,000

Total Operating Expenses	2,062,677	425,927	5,803,458	1,851,525

Loss from Operations	(2,102,942)	(425,927)	(5,803,847)	(1,851,525)

Other Income (expenses):
Derivative loss	-	(818,355)	(1,454,729)	(517,205)
Loss on stock settlement	-	(223,825)	-	(477,126)
(Loss) gain on settlement of debt, net	(3,000)	-	3,004,629	-
Interest expense	(2,105)	(127,164)	(371,537)	(382,971)

Total Other Expenses, net	(5,105)	(1,169,344)	1,178,363	(1,377,302)

Loss Before Provision for Income Taxes	(2,108,047)	(1,595,271)	(4,625,484)	(3,228,827)
Provision for income taxes	-	-	-	-

Net Loss	(2,108,047)	(1,595,271)	(4,625,484)	(3,228,827)

Net Loss attributable to non-controlling interest	173,680	-	361,628	-

Net Loss Attributable to Exactus, Inc.	(1,934,367)	(1,595,271)	(4,263,856)	(3,228,827)

Deemed dividend on Preferred Stock	-	-	(904,450)	-

Net Loss available to Exactus, Inc. common stockholders	$(1,934,367)	$(1,595,271)	$(5,168,306)	$(3,228,827)

Net Loss per Common Share - Basic and Diluted	$(0.05)	$(0.33)	$(0.15)	$(0.69)
Net Loss attributable to non-controlling interest per Common Share - Basic and Diluted	$(0.00)	$-	$(0.01)	$-
Net Loss available to Exactus, Inc. common stockholders per Common Share - Basic and Diluted	$(0.05)	$(0.33)	$(0.16)	$(0.69)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	38,951,338	4,812,449	31,173,513	4,647,290

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.